PARK
NATIONAL
CORPORATION

POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR, OFFICER, AND/OR SHAREHOLDER OF Park National Corporation hereby makes, constitutes, and appoints C. Daniel DeLawder, David L. Trautman, Brady T. Burt, or any one of them, as his or her true and lawful attorney-in-fact to sign, for him or her and in his or her name, place, and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing; and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirming and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of May, 2015.

Alicia J. Hupp
Alicia J. Hupp

Sworn to and subscribed in my presence by ALICIA J. HUPP this 4TH of MAY, 2015.

Mark F. Grimes
MARK F. GRIMES, Notary Public

Mark F. Grimes
Notary Public
State of Ohio
My Commission Expires
January 31, 2018

State of Ohio, Licking County

50 North Third Street • Post Office Box 3500 • Newark, Ohio 43058-3500
Phone: 740-349-8451 • Fax: 740-349-3765